EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Cindy Lee Kelly, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q/A (Amendment No. 1) of AFC Building Technologies Inc. for the period ended September 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AFC Building Technologies Inc.

Dated: January 11, 2017

/s/Cindy Lee Kelly
Cindy Lee Kelly
President, Chief Executive Officer, Chief Financial Officer,
Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and
Principal Accounting Officer)
AFC Building Technologies Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to AFC Building Technologies Inc. and will be retained by AFC Building Technologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.